Exhibit 10.2

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”) is entered into as of July 21, 2026, by and between ClearSign Technologies Corporation, a Delaware corporation (the “Company”) and Otter Capital LLC, a California limited liability company (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase, and the Company desires to sell, an aggregate of 500,000 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (the “Common Stock”), upon the terms and conditions hereof; and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to an exemption from the registration requirements of Section 5 of the Securities Act (as defined below) contained in Section 4(a)(2) thereof and/or Regulation D thereunder, the Company desires to issue and sell the Shares to the Purchaser, and Purchaser desires to purchase the Shares from the Company, as more fully described in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual agreements herein contained, the Purchaser and the Company hereby agree as follows:

SECTION 1: SALE OF THE SHARES

1.1 Sale of the Shares. Subject to the terms and conditions hereof, at the Closing, the Company will sell to the Purchaser and the Purchaser will purchase from the Company, the Shares at a price per share of $3.54 for an aggregate purchase price equal to $1,770,000 (the “Purchase Price”).

SECTION 2: CLOSING DATE; DELIVERY

2.1 Closing Date. The closing of the purchase and sale of the Shares (the “Closing”) shall occur on July 22, 2026. At the Closing, the Company shall deliver, or cause to be delivered, the items set forth in Section 2.2(a) to the Purchaser, and the Purchaser shall deliver, or cause to be delivered, the items set forth in Section 2.2(b) to the Company.

2.2 Deliveries.

(a)	On or prior to the Closing, the Company shall deliver, or cause to be delivered, to the Purchaser the following:

(i)            this Agreement duly executed by the Company; and

(ii)           a copy of the instructions to VStock Transfer, LLC (the “Transfer Agent”) instructing the Transfer Agent to issue in book-entry form the Shares being purchased hereunder, registered in the name of Purchaser.

(b)	On or prior to the Closing, the Purchaser shall deliver, or cause to be delivered, to the Company the following:

(i)	a completed Accredited Investor Questionnaire (as defined below);

(ii)	this Agreement duly executed by the Purchaser; and

(iii)	the Purchaser’s subscription amount in the full amount of the Purchase Price for the Shares being purchased by wire transfer funds.

2.3 Restrictive Legend. The Shares have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), and will bear the restrictive legend set forth in Section 4.1(b) hereto.

SECTION 3: REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

3.1 Representations and Warranties of Purchaser. The Purchaser hereby represents and warrants as of the date hereof and as of the Closing to the Company as follows:

(a)            Organization; Authority. The Purchaser is an entity duly incorporated or formed, validly existing and in good standing under the laws of the jurisdiction of its incorporation or formation with full right, corporate, partnership, limited liability company or similar power and authority to enter into and to consummate the transactions contemplated by this Agreement and otherwise to carry out its obligations hereunder and thereunder. The execution and delivery of this Agreement and performance by the Purchaser of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate, partnership, limited liability company, investment management or similar action, as applicable, on the part of the Purchaser. This Agreement has been duly executed by the Purchaser, and when delivered by the Purchaser in accordance with the terms hereof, will constitute the valid and legally binding obligation of the Purchaser, enforceable against it in accordance with its terms, except: (i) as such enforceability may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors’ rights generally; (ii) as enforceability of any indemnification or contribution provision may be limited under the federal or state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

(b)            Investment Purpose. The Purchaser is acquiring the Shares for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof. The Purchaser acknowledges that the Shares will be issued in book-entry form with a notation of restriction, as set forth in Section 4.1(b).

(c)            Experience of the Purchaser. The Purchaser, either alone or together with its representatives, has such knowledge, sophistication and experience in business and financial matters so as to be capable of evaluating the merits and risks of the prospective investment in the Shares, and has so evaluated the merits and risks of such investment. The Purchaser is able to bear the economic risk of an investment in the Shares, and, at the present time, is able to afford a complete loss of such investment.

(d)            Accredited Investor Status.  The Purchaser is an “accredited investor” as that term is defined in Rule 501(a) of Regulation D, as promulgated under the Securities Act and has delivered to the Company a completed Accredited Investor Questionnaire in the form attached hereto as Exhibit A (the “Accredited Investor Questionnaire”).

(e)            Reliance on Exemptions; Restricted Securities.  None of the Shares are registered under the Securities Act, or any state securities laws. The Purchaser acknowledges that the Shares have not been recommended by any U.S. Federal or State securities commission or regulatory authority and have not confirmed the accuracy or determined the adequacy of this Agreement. The Purchaser understands that the offering and sale of the Shares is intended to be exempt from registration under the Securities Act, by virtue of Section 4(a)(2) thereof and/or Rule 506(b) of Regulation D, as promulgated under the Securities Act, and, based in part upon the representations, warranties and agreements of the Purchaser contained in this Agreement. The Purchaser understands that the Shares may not be sold, transferred or otherwise disposed of without registration under the Securities Act or an exemption therefrom.

(f)            Information. All materials relating to the business, financial condition, management and operations of the Company and materials relating to the offer and sale of the Shares which have been requested by the Purchaser have been furnished or otherwise made available to the Purchaser or its advisors, including, without limitation, all reports and other documents filed with or furnished to the U.S. Securities and Exchange Commission (the “Commission”) by the Company pursuant to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), including all materials filed with or furnished to the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, since December 31, 2025, including, without limitation, the Annual Report on Form 10-K filed by the Company for its fiscal year ended December 31, 2025. The Purchaser and its advisors, if any, have been afforded the opportunity to ask questions of the Company and its management. The Purchaser understands that its investment in the Shares, involves a high degree of risk.  The Purchaser has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares.

(g)            General Solicitation.  The Purchaser is not purchasing the Shares as a result of any advertisement, article, notice or other communication regarding the Shares published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general solicitation or general advertisement.

(h)            No Governmental Review. The Purchaser understands that no United States federal or state governmental authority has passed on or made any recommendation or endorsement of the Shares, or the fairness or suitability of the investment in the Shares, nor have such governmental authorities passed upon or endorsed the merits of the offering of the Shares.

(i)            Certain Transactions and Confidentiality. Other than consummating the transactions contemplated hereunder, the Purchaser has not, nor has any person acting on behalf of or pursuant to any understanding with the Purchaser, directly or indirectly executed any purchases or sales, including Short Sales (as defined in Rule 200 of Regulation SHO under the Exchange Act), of the securities of the Company during the period commencing as of the time that the Purchaser first received a term sheet (written or oral) from the Company or any other person representing the Company setting forth the material terms of the transactions contemplated hereunder and ending immediately prior to the execution hereof. Other than to the Company or to the Purchaser’s representatives, including, without limitation, its officers, directors, partners, legal and other advisors, employees, agents and affiliates, the Purchaser has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction).

SECTION 4: OTHER AGREEMENTS OF THE PARTIES

4.1 Transfer and Restrictive Legend.

(a)            The Shares may only be disposed of in compliance with state and federal securities laws. In connection with any transfer of Shares other than pursuant to an effective registration statement, the Company may require the transferor thereof to provide to the Company an opinion of counsel selected by the transferor and reasonably acceptable to the Company, the form and substance of which opinion shall be reasonably satisfactory to the Company, to the effect that such transfer does not require registration of such transferred Shares under the Securities Act.

(b)            The Purchaser agrees to a restrictive notation on the Shares to be issued in book entry form as follows:

“THESE SECURITIES HAVE BEEN ACQUIRED FROM THE ISSUER WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) AND ARE RESTRICTED SECURITIES AS THAT TERM IS DEFINED UNDER RULE 144, PROMULGATED UNDER THE SECURITIES ACT. THESE SECURITIES MAY NOT BE SOLD, PLEDGED, TRANSFERRED, DISTRIBUTED, OR OTHERWISE DISPOSED OF IN ANY MANNER UNLESS SUCH TRANSACTION IS (I) REGISTERED UNDER THE SECURITIES ACT, (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT, OR (III) SOLD PURSUANT TO A VALID EXEMPTION FROM SUCH REGISTRATION REQUIREMENTS AS EVIDENCED BY AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO THE ISSUER, STATING THAT THE TRANSFER DOES NOT INVOLVE A TRANSACTION REQUIRING REGISTRATION OF SUCH SECURITIES UNDER THE SECURITIES ACT.”

4.2 Securities Laws Disclosure; Publicity. No later than two (2) business days immediately following the date of this Agreement, the Company shall file a Current Report on Form 8-K (the “Announcement 8-K”), including the Agreement as an exhibit thereto, with the U.S. Securities and Exchange Commission.

4.3 Certain Transactions and Confidentiality. The Purchaser covenants that neither it nor any of its affiliates acting on its behalf or pursuant to any understanding with it will execute any purchases, sales or effect any other transactions, including Short Sales of any of the Company’s securities during the period commencing with the execution of this Agreement and ending at such time that the transactions contemplated herein are first publicly announced pursuant to the filing of the Announcement 8-K as described above. The Purchaser covenants that until such time as the transactions contemplated herein are publicly disclosed by the Company pursuant to the filing of the Announcement 8-K, the Purchaser will maintain the confidentiality of the existence and terms of this transaction and the information included in this Agreement.

4.4 Form D; Blue Sky Filings. The Company agrees to timely file a Form D with respect to the Shares as required under Regulation D. The Company shall take such action as the Company shall reasonably determine is necessary in order to obtain an exemption for, or to qualify the Shares for, sale to the Purchaser at the Closing under applicable securities or “Blue Sky” laws of the states of the United States.

4.5 Stabilization. Neither the Purchaser, the Company nor, to its knowledge, any of the Company’s employees, directors or shareholders, has taken or shall take, directly or indirectly, any action designed to or that has constituted or that might reasonably be expected to cause or result in, under Regulation M of the Exchange Act, or otherwise, stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

SECTION 5: MISCELLANEOUS

5.1 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Agreement), and hereby irrevocably waives, and agrees not to assert in any action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If any party shall commence an action or proceeding to enforce any provisions of this Agreement, then the prevailing party in such action or proceeding shall be reimbursed by the non-prevailing party for its reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

5.2 Survival. The terms, conditions and agreements made herein shall survive the Closing.

5.3 Successors and Assigns. Except as otherwise expressly provided herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, assigns, heirs, executors and administrators of the parties hereto.

5.4 Entire Agreement; Amendment; Waiver. This Agreement constitutes the entire and full understanding and agreement between the parties with regard to the subject matter hereof. Neither this Agreement nor any term hereof may be amended, waived, discharged or terminated, except by a written instrument signed by all the parties hereto.

5.5 Counterparts; Electronic Signature. This Agreement may be executed in any number of counterparts, each of which shall be an original, but all of which together, shall constitute one instrument. This Agreement may be executed by facsimile or pdf signature by any party and such signature will be deemed binding for all purposes hereof without delivery of an original signature being thereafter required.

5.6 Fees and Expenses. Each party shall bear its own fees and expenses in connection with the negotiation, execution and delivery of this Agreement.

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IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

CLEARSIGN TECHNOLOGIES CORPORATION

By:	/s/ Colin James Deller
Name:	Colin James Deller
Title:	Chief Executive Officer

PURCHASER

Otter Capital LLC

By:	/s/ John M. Pasquesi
Name:	John M. Pasquesi
Title:	Sole Member

EXHIBIT A

ACCREDITED INVESTOR QUESTIONNAIRE

(see attached)

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